As filed with the Securities and Exchange Commission
                            on September 9, 1998

                                            Registration No. 333-________
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________

                                  FORM S-8
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                          _________________________

                           EQUALITY BANCORP, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                                 43-1785126
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                              9920 Watson Road
                          St. Louis, Missouri 63126
                  (Address of principal executive offices)

                     EQUALITY SAVINGS & LOAN ASSOCIATION
                    1993 STOCK OPTION AND INCENTIVE PLAN
                          (Full title of the plan)

                            Richard C. Fellhauer
                    President and Chief Executive Officer
                           Equality Bancorp, Inc.
                              9920 Watson Road
                          St. Louis, Missouri 63126
                   (Name and address of agent for service)

                               (314) 965-7090
        (Telephone number, including area code, of agent for service)
                               WITH A COPY TO:

                            Christopher J. Zinski
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5548
                          _________________________

                       CALCULATION OF REGISTRATION FEE

                                                          PROPOSED     PROPOSED
                                                          MAXIMUM      MAXIMUM
                                              AMOUNT      OFFERING     AGGREGATE      AMOUNT OF
                                              TO BE       PRICE PER    OFFERING     REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED    REGISTERED    SHARE(1)     PRICE(1)        FEE(1)
    ------------------------------------    ----------    ---------    ---------    ------------
    Common Stock, $.01 par value             112,951         $13      $1,468,363       $434


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $13, the average of the high and low sales prices of the Common
        Shares on the American Stock Exchange on September 4, 1998.

/TABLE

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by Equality
   Bancorp, Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K and Form 10-KSB/A for the year ended March 31, 1998;

        (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998; and

        (c) The description of the Registrant's Common Stock contained in its Registration Statements on Form S-1 (File Nos. 333-30469 and 333-38287).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Certificate of Incorporation and Bylaws of the Registrant provide, subject to certain procedures and limitations stated therein, that the Registrant shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Registrant and serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Registrant maintains an insurance policy under which its officers and directors are insured, within the limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors or officers. The policy also provides for reimbursement to the Registrant for any indemnification of officers and directors.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 14th day August, 1998.

                                 EQUALITY BANCORP, INC.



                                 By:  /s/ Richard C. Fellhauer
                                     ------------------------------------
                                      Richard C. Fellhauer
                                      Chairman, President, Chief
                                        Executive Officer and Director

        Each person whose signature appears below hereby constitutes and appoints Richard C. Fellhauer and Michael A. Deelo, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                        TITLE                      DATE
              ---------                        -----                      ----
     /s/ Richard C. Fellhauer          Chairman of the Board,         August 14, 1998
     ----------------------------      President Chief Executive
     Richard C. Fellhauer              Officer and Director
                                       (Principal Executive Officer)


     /s/ Michael A. Deelo              Treasurer, Chief Financial     August 14, 1998
     ----------------------------      Officer and Director
     Michael A. Deelo                  (Principal Financial Officer
                                       and Principal Accounting
                                       Officer)

                                             6

              SIGNATURE                        TITLE                      DATE
              ---------                        -----                      ----

     /s/ LeRoy C. Crook                Director                       August 14, 1998
     ----------------------------
     LeRoy C. Crook


     /s/ Kenneth J. Hrdlicka           Director                       August 14, 1998
     ----------------------------
     Kenneth J. Hrdlicka

     /s/ Michael J. Walsh              Director                       August 14, 1998
     ----------------------------
     Michael J. Walsh


     /s/ Daniel C. Aubuchon            Director                       August 14, 1998
     ----------------------------
     Daniel C. Aubuchon


     /s/ Stacey W. Braswell            Director                       August 14, 1998
     ----------------------------
     Stacey W. Braswell

     /s/ Berenice J. Mahacek           Director                       August 14, 1998
     ---------------------------
     Berenice J. Mahacek


     /s/ Charles J. Wolter             Director                       August 14, 1998
     ----------------------------
     Charles J. Wolter




                                EXHIBIT INDEX
                                -------------

   Exhibit
   Number                             Exhibit
   -------                            -------

       5               Opinion of Schiff Hardin & Waite

     23.1              Consent of KPMG Peat Marwick LLP

     23.2              Consent of Rubin, Brown, Gornstein & Co. LLP

     23.3 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5)

     24 Powers of Attorney (as set forth in the signature pages hereto)




















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